EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Charles Mazzacato, President of Axion Power International, Inc. (the "Company"), hereby certifies that:

The Company's Amended Form 10-QSB Quarterly Report for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas Granville
Thomas Granville, Chief Executive Officer
Dated: May 22, 2006